Exhibit 10.34

AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”), dated as of July 15, 2003, by and among GLOBAL PAYMENTS INC., a Georgia corporation, as Borrower, the banks and other financial institutions listed on the signature pages hereof, as Lenders, BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent, Swing Line Lender and LC Issuer, SUNTRUST BANK, a Georgia banking corporation, as Documentation Agent, and WACHOVIA BANK, N.A., a national banking association, as Syndication Agent.

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, and the Agents are parties to a certain Credit Agreement dated as of January 31, 2001, as amended by Amendment No. 1 to Credit Agreement dated as of March 20, 2001, by Amendment No. 2 to Credit Agreement dated as of May 14, 2001, by Amendment No. 3 to Credit Agreement dated as of July 26, 2001, and by Amendment No. 4 to Credit Agreement dated as of April 30, 2002 (as so amended, the “Credit Agreement”; capitalized terms used in this Amendment without definition that are defined in the Credit Agreement shall have the meanings in this Amendment as specified for such capitalized terms in the Credit Agreement);

WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in certain respects as set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.    Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

1.1    Section 1.1 of the Credit Agreement is hereby amended by adding the new defined terms “Designated Acquisition” and “Designated Acquisition Debt” and accompanying definitions, in appropriate alphabetical order, as follows:

“Designated Acquisition” means the acquisition by the Borrower of all of the outstanding limited liability company member interests in Latin America Money Services, LLC, a Delaware limited liability company (“LAMS”), for a total consideration comprised of (x) a cash amount (net of all cash on hand of LAMS and its subsidiaries upon consummation of the Designated Acquisition), whether payable at the closing thereof or at a subsequent date (pursuant to any earn-out arrangement or otherwise), plus

(y) a principal amount of Designated Acquisition Debt, which total consideration shall not exceed an amount equal to the sum of (i) $200,000,000, and (ii) an amount up to $25,000,000 for additional payments attributable to any additional branches acquired by LAMS or its subsidiaries subsequent to execution of the definitive agreement for the Designated Acquisition and prior to the consummation thereof.

“Designated Acquisition Debt” means Debt of the Borrower incurred as part of the consideration for the Designated Acquisition in an aggregate principal amount not greater than $125,000,000, payable to the members of LAMS not later than November 30, 2003.

1.2    Section 6.6(b) of the Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and substituting in lieu thereof the following clause (iv):

(iv)    the total amount of cash consideration paid (excluding cash consideration paid in the NBC Acquisition and the Designated Acquisition), and Debt issued, assumed or otherwise becoming part of Consolidated Total Debt (excluding (x) Debt of NDPS arising pursuant to the Canadian Receivables Credit Facility or the CIBC/NDPS Acquisition Note, and (y) the Designated Acquisition Debt), in such acquisition, together with the aggregate amount of such cash consideration and Debt in respect of all other acquisitions made during the then-current Fiscal Year (or in the case of the Borrower’s 2001 Fiscal Year, the period from the Closing Date through the end of such 2001 Fiscal Year) shall not exceed $50,000,000 and

1.3    Section 6.8 of the Credit Agreement is hereby amended by deleting clause (1) thereof in its entirety and substituting in lieu thereof the following clause (1):

(1)    Liens on (i) the Canadian Receivables securing the Debt permitted pursuant to Section 6.7(g), and (ii) the limited liability company member interests purchased by the Borrower in the Designated Acquisition securing the Designated Acquisition Debt; and

SECTION 2.    Additional Subsidiary Guarantors.    The Borrower acknowledges and agrees that, not later than 30 days after consummation of the Designated Acquisition, the Borrower shall cause each of LAMS and DolEx Dollar Express, Inc., a Texas corporation, to become an additional Subsidiary Guarantor for all purposes under the Credit Agreement in accordance with the provisions of Section 5.3(f). The foregoing obligations of the Borrower shall not replace or limit any other obligations it may have pursuant to Section 5.3 in the event that any other Domestic Operating Subsidiary is required by the terms of Section 5.3 to become an additional Subsidiary Guarantor or the Applicable Pledge Amount of the Capital Stock of any First Tier Non-U.S. Operating Subsidiary is required by the terms of Section 5.3 to be pledged to the Administrative Agent.

SECTION 3.    Conditions to Effectiveness of Amendment.    This Amendment shall become effective on the first day when all of the following conditions have been satisfied (the “Effective Date”):

(a)    The Administrative Agent shall have received counterparts of this Amendment as executed on behalf of the Borrower and the Required Lenders, together with the Acknowledgment and Agreement of Subsidiary Guarantors as executed on behalf of the Subsidiary Guarantors; and

(b)    The Borrower shall have delivered to the Administrative Agent (i) a copy of the definitive agreement for the Designated Acquisition as executed on behalf of the parties thereto, and (ii) a certificate demonstrating compliance with the requirements of Section 6.6(b)(iii), including the supporting calculations with respect thereto.

SECTION 4.    Status of Obligations.    Borrower hereby confirms and agrees that all Loans and all other Obligations outstanding under the Credit Agreement and the other Loan Documents as of the date hereof were duly and validly created and incurred by Borrower thereunder, that all such outstanding amounts are owed in accordance with the terms of the Credit Agreement and other Loan Documents, and that there are no rights of offset, defense, counterclaim, claim or objection in favor of Borrower arising out of or with respect to any of the Loans or other Obligations of Borrower to the Agents or the Lenders, and any such rights of offset, defense, counterclaim, claims or objections have been and hereby waived and released by Borrower.

SECTION 5.    Representations and Warranties of Borrower.    Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agents as follows:

5.1    The execution, delivery and performance by Borrower of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the certificate of incorporation or by-laws of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

5.2     This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

5.3    After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.4    The representations and warranties of Borrower contained in the Credit Agreement are true and accurate on and as of the date of the Amendment, except for changes expressly permitted under the terms of the Credit Agreement and except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and accurate as of such earlier date).

5.5    Since February 28, 2003, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 6.    Survival.    Each of the foregoing representations and warranties shall be made at and as of the date of this Amendment and shall be deemed to have been made as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agents.

SECTION 7.    Ratification of Credit Agreement and Loan Documents.    Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement (as amended herein) and the other Loan Documents. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

SECTION 8.    Indemnity.    In consideration of the amendments agreed to by the Lenders pursuant to this Amendment, Borrower hereby indemnifies each Agent, and each Lender, and their respective officers, partners, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an “Indemnitee”) arising out of or by reason of any investigation, litigation or other proceeding related to this Amendment, the Credit Agreement or any Loan Documents or any actual or proposed use of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding ; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee’s gross negligence or willful misconduct.

SECTION 9.    No Waiver, Etc.    Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-performance of any obligation under the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders.

SECTION 10.    Binding Nature.    This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

SECTION 11.    Costs and Expenses.    Borrower shall be responsible for the costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the fees and out-of-pocket expenses of counsel for the Agents with respect thereto.

SECTION 12.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

SECTION 13.    Entire Understanding.    This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

SECTION 14.    Counterparts.    This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

(Signatures Appear on Following Page)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written, with such Amendment to take effect on the Effective Date as provided herein.

GLOBAL PAYMENTS INC.

By:	/s/ James G. Kelly
James G. Kelly Chief Financial Officer

BANK ONE, NA, as Administrative Agent, Lender, LC Issuer and Swing Line Lender

By:	/s/ Sabir A. Hashmy
Name: Sabir A. Hashmy Title: Director

SUNTRUST BANK,
as Documentation Agent and Lender

By:	/s/ Brian K. Peters
Name: Brian K. Peters Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and Lender

By:	/s/ Steven L. Hipsman
Name: Steven L. Hipsman Title: Director

COMERICA BANK as Lender

By:
Name: Title:

ACKNOWLEDGMENT AND AGREEMENT OF SUBSIDIARY GUARANTORS

Reference is hereby made to the within and foregoing Amendment No. 5 to Credit Agreement, dated as of July 15, 2003, by and among GLOBAL PAYMENTS INC., a Georgia corporation (“Borrower”), BANK ONE, NA, a national banking association, as Administrative Agent, Swing Line Lender and LC Issuer, SUNTRUST BANK, a Georgia banking corporation, as Documentation Agent, and WACHOVIA BANK, N.A., a national banking association, as Syndication Agent (“Amendment No. 5”; capitalized terms used herein that are defined in Amendment No. 5 or in the “Credit Agreement” as defined in Amendment No. 5 being used herein with the respective meanings assigned to such capitalized terms in Amendment No. 5 or the Credit Agreement, as the case may be). Each of the undersigned, which is a Subsidiary Guarantor under the terms of the Subsidiary Guarantee as provided in the Credit Agreement, hereby acknowledges and agrees that (i) the undersigned has consented to the foregoing Amendment No. 5, (ii) the Subsidiary Guarantee and the other Loan Documents to which each of the undersigned is a party shall remain in full force and effect on and after the date hereof, and (iii) each of the undersigned hereby reaffirms and restates it obligations and liabilities under the Subsidiary Guarantee and the other Loan Documents to which each of the undersigned is a party after giving effect to Amendment No. 5.

This Acknowledgment and Agreement of Subsidiary Guarantors made and delivered as of July 15, 2003.

GUARANTORS: GLOBAL PAYMENTS DIRECT, INC. (formerly National Data Payments Systems, Inc.), as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Chief Financial Officer

NDC CHECK SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

CHECKRITE RECOVERY SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

MERCHANT SERVICES U.S.A., INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

NDPS HOLDINGS, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

GLOBAL PAYMENT HOLDING COMPANY, as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

NDC HOLDINGS (UK) LTD., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

GPS HOLDING LIMITED PARTNERSHIP, as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

GP FINANCE, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

GLOBAL PAYMENT SYSTEMS LLC, as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer

MODULAR DATA, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
James G. Kelly Treasurer